UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase Agreement
On September 30, 2020, Callon Petroleum Company, a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Chambers Investments, LLC (the “Purchaser”), a private investment vehicle managed by Kimmeridge Energy, pursuant to which the Company issued and sold to the Purchaser $300 million in aggregate principal amount of its 9.00% Second Lien Senior Secured Notes due 2025 (the “Notes”) and warrants exercisable for up to 15% of the Company’s issued and outstanding common stock, par value $0.01 (“Common Stock”), on a fully diluted basis pro forma for such exercise (the “Warrants” and, collectively with the Notes, the “Securities”) for aggregate consideration of $294 million. In connection with such transaction, the Company also entered into the ORRI Transaction (as defined below) with an affiliate of the Purchaser.

The Securities were issued and sold to the Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification provisions under which the Company and the Subsidiary Guarantors, on the one hand, and the Purchaser, on the other, have agreed to indemnify each other against certain liabilities.

The Company intends to use the net proceeds from the sale of the Securities to refinance existing indebtedness of the Company, for general corporate purposes, and to pay transaction fees and expenses.

The foregoing description of the Purchase Agreement is qualified by reference to the complete document, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Indenture
The Notes are fully and unconditionally guaranteed on a second-priority senior secured basis (the “Guarantee”) by the Company and the Subsidiary Guarantors. The terms of the Notes are governed by the indenture, dated as of September 30, 2020 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee and collateral agent.

The Notes will mature on the earlier of (i) April 1, 2025 and (ii) 91 days prior to the maturity date of any outstanding unsecured notes in a principal amount at or greater than $100 million, and interest is payable on the Notes on each April 1 and October 1, commencing on April 1, 2021. At any time prior to October 1, 2022, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes in an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price of 109.00% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. At any time prior to October 1, 2022, the Company may, on any one or more occasions, redeem all or part of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. Upon the occurrence of certain change of control events, each holder of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. On and after October 1, 2022, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount) equal to 105.00% for the twelve-month period beginning on October 1, 2022, 102.50% for the twelve-month period beginning October 1, 2023 and 100.00% for the period beginning on October 1, 2024 plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes and the corresponding Guarantees are the Company’s second-priority senior secured obligations and rank equally in right of payment with all of the Company’s other senior indebtedness and senior to any of the Company’s subordinated indebtedness. The Notes and the Guarantees are effectively junior to all of the Company’s and the Subsidiary Guarantors’ existing and future debt secured by a senior priority lien to the extent of the value of the collateral securing such debt.
The Indenture includes customary covenants that place limitations on the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Subsidiary Guarantors, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) sell or otherwise dispose of assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries to the Company; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) designate or create unrestricted subsidiaries. Additionally, in connection with the permitted debt basket for exchanges of unsecured debt, for the twelve-month period following Closing the Purchaser has the right to purchase and cause the Company to exchange existing unsecured notes maturing in 2023 and 2024 for up to $100 million in original principal amount of additional second-lien notes at an exchange rate no less than Purchaser’s basis in the existing notes and not to exceed $600 principal amount of second-lien notes for each $1,000 in existing notes. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

The Indenture contains customary events of default, including:
•default in any payment of interest on the Notes when due, continued for 30 days;
•default in the payment of principal of or premium, if any, on the Notes when due;
•failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;
•payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $35 million or more;
•failure by the Company or Restricted Subsidiary to pay certain final judgments aggregating in excess of $35 million within 30 days;
•certain customary events of default relating to collateral;
•any guarantee of the Notes by a Subsidiary Guarantor ceases to be in full force and effect, is held unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by a Subsidiary Guarantor; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement
In connection with the issuance and sale of the Warrants, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”), dated September 30, 2020. Pursuant to the Registration Rights Agreement, the Company has agreed, subject to certain exceptions, to prepare and file a registration statement under the Securities Act with the Securities and Exchange Commission (the “Commission”) to permit the public resale of the Common Stock issuable upon the exercise of the Warrants (referred to herein as “Registrable Securities”) within 90 days of the date of consummation of the transactions contemplated by the Purchase Agreement and to be declared effective by the Commission as soon as reasonably practicable thereafter.

In certain circumstances, and as described in the Registration Rights Agreement, the Purchaser will have (i) piggyback registration rights with respect to the Registrable Securities and (ii) the right to request that the Company initiate an Underwritten Offering (as defined in the Registration Rights Agreement) of Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Form 8-K and incorporated by reference herein.

Warrant Agreement
In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and American Stock Transfer and Trust Company, LLC, as warrant agent, entered into a Warrant Agreement which, among other things, authorizes and establishes the terms of the Warrants to purchase 7,271,741 shares of Common Stock at an initial exercise price per share of $5.59646634, subject to adjustment. The Warrants will be exercisable until September 30, 2025. The Warrants may only be exercised on a cashless net exercise basis and are subject to certain anti-dilution adjustments.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is filed as Exhibit 4.3 to this Form 8-K and incorporated by reference herein.

ORRI Transaction
On September 30, 2020, Callon Petroleum Operating Company, a Delaware corporation (“CPOC”), Callon (Permian) LLC, a Delaware limited liability company (“CP”), and Callon (Eagle Ford) LLC (“CEF” and collectively with CPOC and CP, “Callon”), each a wholly-owned subsidiary of the Company and a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “ORRI PSA”) by and between Callon and Chambers Minerals, LLC (“Kimmeridge”), a private investment vehicle managed by Kimmeridge Energy, pursuant to which Callon agreed to sell to Kimmeridge, for an aggregate purchase price of $140 million, an undivided 2.0% (on an 8/8ths basis) overriding royalty interest, proportionately reduced to Callon’s net revenue interest, in and to Callon’s operated leases (the “ORRIs”), but excluding certain excluded interests (as defined in the ORRI PSA). The transactions contemplated by the ORRI PSA are referred to herein as the “ORRI Transaction.”

The ORRI PSA contains customary representations and warranties of the parties and indemnification obligations pursuant to which Callon, on the one hand, and Kimmeridge, on the other, have agreed to indemnify each other for certain liabilities.

Callon intends to use the net proceeds from the sale of the ORRIs to pay down Callon’s existing reserve based lending facility.

Credit Agreement Amendments
On September 30, 2020, the Company entered into the second amendment to its credit agreement governing its reserve based revolving credit facility (the “Second Amendment to Credit Agreement”). The Second Amendment to Credit Agreement, among other things, establishes a new borrowing base as a result of the fall 2020 scheduled redetermination in the amount of $1.7 billion.

On September 30, 2020, the Company entered into the third amendment to its credit agreement governing its reserve based revolving credit facility (the “Third Amendment to Credit Agreement”). The Third Amendment to Credit Agreement, among other things, (a) establishes a new borrowing base in connection with the consummation of the transactions contemplated by the Purchase Agreement and ORRI PSA in the amount of $1.6 billion and reduces the elected commitments to $1.6 billion; (b) permits the issuance of up to $300 million of the Notes without triggering a reduction in the borrowing base; and (c) if the Second Lien Senior Secured Notes are outstanding at such time, causes the maturity of the revolving credit facility to spring forward to a date which is 182 days prior to the maturity of any of the Company’s senior notes due 2023, senior notes due 2024 or the Notes, in each case, to the extent a principal amount of more than $100 million with respect to each such issuance is outstanding as of such date.

The foregoing descriptions of the Second Amendment to the Credit Agreement and the Third Amendment to Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment to the Credit Agreement and the Third Amendment to Credit Agreement, copies of which are filed, respectively, as Exhibits 10.2 and 10.3 to this Form 8-K and incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of      a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 3.02.     Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report on Form 8-K pertaining to the Warrants is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 7.01.     Regulation FD Disclosure.
On October 1, 2020, the Company issued a press release announcing the closing of its private offering of $300 million aggregate principal amount of the Notes, the Warrants and the ORRI Transaction, and entry into a definitive agreement to sell substantially all of its non-operated assets, the full text of which is furnished herewith as Exhibit 99.1.

In connection with the private offering of the Notes, the Warrants and the ORRI Transaction, the Company provided the Purchaser and Kimmeridge with information regarding its forecasted production and capital expenditures. The Company provided multiple models, which reflected compounded annual production growth rates between 0 and 5% for the period 2020 through 2023, based on assumed prices per barrel of oil in the range of $40.00 to $45.00 and prices per MMBtu of natural gas in the range of $2.50 to $2.75. The Company models contemplated operational capital expenditure rates of approximately 70 to 80 percent of projected discretionary cash flow for the period 2020 through 2023.

The information in this Item 7.01 is neither an offer to sell nor the solicitation of an offer to buy the Securities or any other securities and shall not constitute an offer to buy or a sale of the Securities or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

The information in this Item 7.01 and Exhibit 99.1 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements in this Current Report on Form 8-K by words such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar expressions.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including such things as, the Company’s production guidance and amount of capital expenditures. No assurances can be given, however, as of this date, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil, natural gas and natural gas liquids (“NGLs”) prices or a prolonged period of low oil, natural gas or NGLs prices and the effects of actions by, or disputes among or between significant oil and natural gas producing countries, general economic conditions, including the availability of credit and access to existing lines of credit, the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions of certain oil and natural gas producing countries, our ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, our ability to finance our activities, the ultimate timing, outcome and results of integrating the operations of Carrizo Oil and Gas, Inc. and Callon and the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all, and other risks more fully discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

4.1	Indenture among the Company, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, dated September 30, 2020
4.2	Registration Rights Agreement between the Company and Chambers Investments, LLC, dated September 30, 2020
4.3	Warrant Agreement between the Company and American Stock Transfer and Trust Company, LLC, as warrant agent, dated September 30, 2020
10.1	Purchase Agreement among the Company, Chambers Investments, LLC and the guarantors named therein, dated September 30, 2020
10.2	Second Amendment to Credit Agreement among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., dated September 30, 2020
10.3	Third Amendment to Credit Agreement among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., dated September 30, 2020
99.1	Press Release dated October 1, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Callon Petroleum Company
(Registrant)

Date:	October 1, 2020	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer